April 29, 2022	Exhibit 23.1

VIA EDGAR TRANSMISSION

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Opinion of Counsel

Registration Statement on Form S-1 under the Securities act of 1933

Great-West SecureFoundation Group Fixed Deferred Annuity Contract, File

No. 333-237640

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Kirsty Lieberman

Kirsty Lieberman

Senior Counsel

Employee Benefits, Insurance and Trust

Securities offered and/or distributed by GWFS Equities, Inc., Member FINRA/SIPC. Insurance products issued by Great-West Life & Annuity Insurance Company, Corporate Office: Greenwood Village, CO; or, in New York, by Great-West Life & Annuity Insurance Company of New York, Home Office: New York, NY. GWFS is a subsidiary of GWLA and an affiliate of GWLANY, Empower Retirement, LLC; Great-West Funds, Inc.; and registered investment advisers, Advised Assets Group, LLC and Personal Capital.